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                                                                   EXHIBIT 10.47

                 THIRD AMENDMENT TO MASTER FACILITIES AGREEMENT
                          AND ASSIGNMENT AND ASSUMPTION

         This Amendment to the Master Facilities Agreement (the "Facilities Agreement") between Fiber Technologies Operating Company, LLC and Choice One Communications Inc. dated May 31, 2000 is entered into as of the 13th day of June 2002 between FIBER TECHNOLOGIES CONSTRUCTION COMPANY, L.L.C. F/K/A/ FIBER TECHNOLOGIES OPERATING COMPANY, LLC ("FTCC"), a Delaware limited liability company having its principal place of business at 140 Allens Creek Road, Rochester, New York 14618, FIBER TECHNOLOGIES NETWORKS, L.L.C. ("FTN"), a New York limited liability company having its principal place of business at 140 Allens Creek Road, Rochester, New York 14618 and CHOICE ONE COMMUNICATIONS INC. ("CHOICE"), a Delaware corporation having its principal place of business at 100 Chestnut Street, Suite 600, Rochester, New York 14604 (hereinafter, each individually, "Party," and collectively, the "Parties").

                                    RECITALS

         WHEREAS, the Parties entered into the Facilities Agreement dated May 31, 2000, which Facilities Agreement governs the rights and obligations of the Parties; and

         WHEREAS, it is in the mutual interest of the Parties to amend the Facilities Agreement to replace certain language, as indicated below, of the original Agreement and

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       Amendment.

         14.      TERM AND TERMINATION

                  14.1 Period. The initial term for each City Route shall start upon Acceptance of the entire City Route or portion of a City Route as described in Exhibit A and shall terminate twenty (20) years from the Acceptance of the last Segment of each City Route. Following the initial term there will be an automatic renewal term of ten (10) years ("Renewal Term"), unless Grantee provides written notice of no less than one hundred twenty (120) days prior to the expiration of the Initial Term of its intent not to renew ("Initial Term" and "Renewal Term," collectively, "Term"); provided, however, that the Parties shall mutually agree to a Use Charge for the Renewal Term at the then fair market rate, pursuant to the procedures set forth in Exhibit "H" hereto.

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         For purposes of any City Route or Segment, the Facilities Agreement
         shall not terminate until the end of the Initial Term or Renewal Term of the latest City Route or Segment to be activated. Additional renewal terms may be entered into by the mutual written agreement of Grantor and Grantee.

         IN WITNESS WHEREOF the parties have executed this Third Amendment to the Facilities Agreement as of June 13, 2002.

                                FIBER TECHNOLOGIES CONSTRUCTION COMPANY
                                L.L.C. f/k/a FIBER TECHNOLOGIES OPERATING
                                COMPANY, LLC
                                          By: FIBERTECH NETWORKS, LLC

                                By: /s/ Frank Chiaino
                                   --------------------------------------------
                                   Frank Chiaino, Chief Operating Officer

                                FIBER TECHNOLOGIES NETWORKS,  L.L.C.
                                          By: FIBERTECH NETWORKS, LLC

                                By: /s/ Frank Chiaino
                                    -------------------------------------------
                                    Frank Chiaino, Chief Operating Officer

                                CHOICE ONE COMMUNICATIONS INC.

                                By: /s/ Steve M. Dubnik
                                    -------------------------------------------
                                    Steve M. Dubnik
                                    President and CEO